( BW)(COREL)(CREL)(CRE.TO) Corel Corporation Reports First Quarter 2007 Financial Results

    Business Editors

    OTTAWA--(BUSINESS WIRE)--April 19, 2007--Corel Corporation (NASDAQ:CREL) (TSX:CRE) today reported financial results for its first quarter ended February 28, 2007. Revenues in the first quarter of fiscal 2007 were $52.6 million, an increase of 19% over revenues of $44.3 million in the first quarter fiscal 2006. GAAP net loss in the first quarter of fiscal 2007 was $11.9 million, or ($0.48) per share, compared to a GAAP net loss of $1.6 million, or $(0.08) per share in the first quarter of fiscal 2006.

    Non-GAAP adjusted net income for the first quarter fiscal 2007 was $2.7 million, or $0.11 per diluted share, compared to non-GAAP adjusted net income for the first quarter of fiscal 2006 of $6.8 million, or $0.33 per diluted share. Non-GAAP adjusted EBITDA in the first quarter of 2007 was $8.7 million, compared to $14.4 million in the first quarter of fiscal 2006.

    A reconciliation of GAAP net income to non- GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial statements included in this press release.

    "With revenue at the high end of our guidance and earnings above guidance, Q1 was another solid quarter for Corel as we reported our first combined results for Corel and InterVideo," said David Dobson, CEO of Corel Corporation. "The strength of our existing portfolio was demonstrated through the performance of WinZip, iGrafx, CorelDRAW Graphics Suite and Paint Shop Pro. We achieved these results while completing the acquisition of InterVideo and establishing a new Digital Media business to pursue the significant market opportunities we see ahead."

    Added Mr. Dobson: "I am pleased with the progress we have made in advancing the integration and creating a global team that is well positioned in the rapidly growing digital media market. With a proven product portfolio, expanded distribution capabilities, and growing traction in developing and emerging markets, Corel is poised to capitalize on the growing market demand for compelling digital content that is easy to create and share."

    Financial Guidance

    Second Quarter Fiscal 2007 Guidance

    Corel provided guidance for the second quarter ending May 31, 2007. The Company currently expects:

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    --  Revenue in the range of $62 million to $64 million.

    -- GAAP net loss of $1.5 million to net income of $0.5 million and non-GAAP adjusted net income in the range of $7.5 million to $9.5 million.

    -- GAAP EPS of $(0.06) to $0.02 per share and non-GAAP EPS of $0.28 to $0.35 per share.

    Fiscal 2007 Guidance

    Corel provided guidance for the year ending November 30, 2007.

    The Company currently expects:

    --  Revenue in the range of $245 million to $255 million.

    -- GAAP net loss of $9 million to $6 million and non-GAAP adjusted net income of $33 million to $36 million.

    -- GAAP EPS of $(0.35) to $(0.20) per share and non-GAAP EPS of $1.25 to $1.40 per diluted share.

    Corel will host a conference call to discuss its financial results at 4:30 p.m. Eastern Time today. To access the conference call, please dial (800) 289-0494 or (913) 981-5520. A live webcast and replay of the call will also be available through Corel's Investor Relations website at http://investor.corel.com/events.cfm.

    Forward-Looking Statements:

    This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include competitive threats from well-established software companies that have significantly greater market share and resources than us, new entrants that benefit from industry trends, such as the increasing importance of Internet distribution and open source software, and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets or increase penetration of our installed base to achieve revenue growth. In addition, we face risks related to the acquisition of InterVideo, Inc., including the risk that disruption from the transaction may make it more difficult to maintain relationships with customers, employees, or suppliers. We face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products.

    These and other risks, uncertainties and other important factors are described in Corel's Prospectus dated April 25, 2006, filed with the Securities and Exchange Commission (The SEC) pursuant to Rule 462(b) of the rules and regulations under the Securities Act of 1933 and Corel's other filings with the SEC including Corel's form 10-Q for the quarter ended August 31, 2006 under the caption "Risk Factors" and elsewhere. A copy of the Corel Prospectus and such other filings can be obtained on Corel's website or on the SEC's website a http://www.sec.gov. http://www.sec.gov./ Certain of such risks are also included in Corel's Canadian supplemented PREP prospectus dated April 25, 2006 available at http://www.sedar.com. In addition, these and other risks can be found in InterVideo's previous reports filed with the SEC under the caption "Risk Factors" and elsewhere, including InterVideo's 10-Q for the quarter ended September 30, 2006, which can


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be found on InterVideo's website or on the SEC's website at
http://www.sec.gov. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

    Financial Presentation and Use of Non-GAAP Measures:

    Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance and to assist in evaluation of our liquidity. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the closes GAAP measures are set out in the notes to the financial statements attached to this news release.

    About Corel Corporation

    Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company's product portfolio includes some of the world's most popular and widely recognized software brands including CorelDRAW(R) Graphics Suite, Corel(R) Paint Shop Pro(R), Corel(R) Painter(TM), Corel DESIGNER(R), Corel(R) WordPerfect(R) Office, WinZip(R) and iGrafx(R). In 2006, Corel acquired InterVideo, makers of WinDVD(R), and Ulead, a leading developer of video, imaging and DVD authoring software. Designed to help people become more productive and express their creative potential, Corel's software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel's leadership in software innovation, design and value.

    Corel's products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel's global websites. The Company's headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China and Japan. Corel's stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE.

    (C) 2007 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Snapfire, Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx, the Corel logo, InterVideo, Ulead, WinDVD and WinDVD Creator are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other trademarks are the property of their respective holders.


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    CRELF


Corel Corporation
Quarterly Financial results
For the quarter ended February 28, 2007
(in thousands, except per share data; unaudited)

Consolidated Condensed Statement of Operations

                                            --------------------------
                                            Three Months ended Feb 28,
                                                2007          2006
                                            --------------------------

Revenues - Product                          $     47,304  $    39,498
Revenues - Maintenance and services                5,330        4,789
----------------------------------------------------------------------
Total revenues                                    52,634       44,287
----------------------------------------------------------------------

Cost of revenues - Product                         8,487        5,005
Cost of revenues - Maintenance and services          198          314
Amortization of intangible assets                  5,757        6,627
----------------------------------------------------------------------
Total cost of revenues                            14,442       11,946

----------------------------------------------------------------------
Gross margin                                      38,192       32,341
----------------------------------------------------------------------

Operating expenses
  Sales and marketing                             17,104       14,504
  Research and development                        11,344        6,181
  General and administration                       9,095        5,395
  Acquired in-process research and
   development                                     7,831            -
  InterVideo integration expense                     785            -
  Restructuring                                        -          560
----------------------------------------------------------------------
Total operating expenses                          46,159       26,640
----------------------------------------------------------------------
Income (loss) from operations                     (7,967)       5,701

Other expenses (income)
  Interest expense, net                            3,921        3,863
  Amortization of deferred financing fees            265          444
  Other non-operating income                        (632)        (120)
----------------------------------------------------------------------
Income (loss) before income taxes                (11,521)       1,514
Income tax provision                                 355        3,152
----------------------------------------------------------------------
Net loss                                    $    (11,876) $    (1,638)
----------------------------------------------------------------------

  Net loss per share:
    Basic                                   $      (0.48) $     (0.08)
    Fully diluted                           $      (0.48) $     (0.08)
  Weighted average number of shares:
    Basic                                         24,627       19,490
    Fully diluted                                 24,627       19,490



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Consolidated Condensed Balance Sheet

                                            --------------------------
                                            As of Feb 28, November 30,
                                                2007          2006
                                            --------------------------
Assets
  Current assets:
    Cash and cash equivalents               $     40,906  $    51,030
    Restricted cash                                  717          717
    Accounts receivable
      Trade, net                                  15,650       18,150
      Other                                        1,233          808
    Inventory                                      1,893          914
    Prepaids and other current assets              4,975        2,300
  --------------------------------------------------------------------
  Total current assets                            65,374       73,919

  Investments                                        203          203
  Capital assets                                   6,145        3,651
  Intangible assets                              110,666       37,831
  Goodwill                                        82,488        9,850
  Deferred financing charges and other
   long-term assets                                5,938        5,232
----------------------------------------------------------------------
Total assets                                $    270,814  $   130,686
----------------------------------------------------------------------


Liabilities and shareholders' deficit
  Current liabilities:
    Accounts payable and accrued
     liabilities                            $     62,858  $    28,220
    Due to related parties                             -          167
    Operating line of credit                      23,000            -
    Income taxes payable                           2,411          235
    Deferred revenue                              11,806       12,719
    Current portion of long term debt              2,637        1,426
    Deferred income tax liability                  4,972            -
----------------------------------------------------------------------
  Total current liabilities                      107,684       42,767

  Deferred revenue                                 1,748        2,015
  Deferred income tax liability                   14,830            -
  Income taxes payable                             9,875        8,488
  Long term debt                                 157,331       89,223
----------------------------------------------------------------------
Total liabilities                                291,468      142,493
----------------------------------------------------------------------

Shareholders' deficit
  Share capital                                   32,828       30,722
  Additional paid-in capital                       5,535        4,612
  Accumulated other comprehensive loss               (46)         (46)
  Deficit                                        (58,971)     (47,095)
----------------------------------------------------------------------
Total shareholders' deficit                      (20,654)     (11,807)
----------------------------------------------------------------------

----------------------------------------------------------------------
Total liabilities and shareholders' deficit $    270,814  $   130,686
----------------------------------------------------------------------

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

Consolidated Condensed Statement of Cash Flows

                                            --------------------------
                                            Three Months ended Feb 28,
                                                2007          2006
                                            --------------------------

Cash flow from operating activities
Net loss                                    $    (11,876) $    (1,638)
  Depreciation and amortization                      702          399
  Amortization of deferred financing fees            265          444
  Amortization of intangible assets                5,757        6,627
  Stock-based compensation                         1,008          852
  Provision for bad debts                             16          122
  Deferred income taxes                           (1,035)         435
  Acquired in-process research and
   development                                     7,831            -
  Unrealized loss on foreign exchange
   contracts                                          35           28
  Gain on interest rate swap recorded at
   fair value                                       (191)           -
  Change in operating assets and
   liabilities                                    15,928       (1,343)
----------------------------------------------------------------------
Cash flow provided by operating activities        18,440        5,926
----------------------------------------------------------------------

Cash flow from financing activities
  Proceeds from operating line of credit          23,000            -
  Proceeds from long term debt                    70,000            -
  Repayments of long term debt                      (681)      (9,294)
  Proceeds from exercise of stock options          1,302            -
  Financing fees incurred                         (1,672)      (1,763)
  Other financing activities                           -           50
----------------------------------------------------------------------
Cash flow provided by (used in) financing
 activities                                       91,949      (11,007)
----------------------------------------------------------------------

Cash flow from investing activities
  Purchase of InterVideo Inc, net of cash
   acquired                                     (120,368)           -
  Purchase of long lived assets                     (110)        (430)
----------------------------------------------------------------------
Cash flow used in investing activities          (120,478)        (430)
----------------------------------------------------------------------

Effect of exchange rate changes on cash and
 cash equivalents                                    (35)         (37)

Decrease in cash and cash equivalents            (10,124)      (5,548)
Cash and cash equivalents, beginning of
 period                                           51,030       20,746
----------------------------------------------------------------------
Cash and cash equivalents, end of period    $     40,906  $    15,198
----------------------------------------------------------------------

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Non-GAAP Results
(In thousands, except per share data)

                                            --------------------------
                                            Three Months ended Feb 28,
                                                2007          2006
                                            --------------------------

Non-GAAP Adjusted Net Income Calculation:
    Net loss                                $    (11,876) $    (1,638)
    Amortization of intangible assets              5,757        6,627
    Tax benefit on amortization of
     intangible assets                            (1,035)           -
    Stock-based compensation                       1,008          852
    Restructuring                                      -          560
    InterVideo integration expense                   785            -
    Acquired in-process research and
     development                                   7,831            -
    Amortization of deferred financing fees          265          444
    ------------------------------------------------------------------
    Non-GAAP Adjusted Net Income            $      2,735  $     6,845
    ------------------------------------------------------------------
    Percentage of revenue                            5.2%        15.5%

    Pro-forma diluted non-GAAP adjusted net
     income per share                       $       0.11  $      0.33

    Shares used in computing proforma
     diluted non-GAAP adjusted net income
     per share                                    25,402       20,558

Non-GAAP Adjusted EBITDA Calculation:
    Cash flow provided by operating
     activities                             $     18,440  $     5,926
    Change in operating assets and
     liabilities                                 (15,928)       1,343
    Interest expense, net                          3,921        3,863
    Income tax expense                               355        3,152
    Deferred income taxes                          1,035         (435)
    Provision for bad debts                          (16)        (122)
    Unrealized losses on foreign exchange
     contracts                                       (35)         (28)
    Gain on interest rate swap recorded at
     fair value                                      191            -
    InterVideo integration expense                   785            -
    Restructuring                                      -          560
    Reorganizational costs                             -          117
    ------------------------------------------------------------------
    Non-GAAP Adjusted EBITDA                $      8,748  $    14,376
    ------------------------------------------------------------------
    Percentage of revenue                           16.6%        32.5%


Other Supplemental Information

Revenue by Product Segment
    Graphics and Productivity               $     34,064  $    36,637
    Digital Media                                 18,570        7,650
    ------------------------------------------------------------------
    Total                                   $     52,634  $    44,287
    ------------------------------------------------------------------

    As percentage of revenues
    Graphics and Productivity                       64.7%        82.7%
    Digital Media                                   35.3%        17.3%
    ------------------------------------------------------------------
    Total                                          100.0%       100.0%
    ------------------------------------------------------------------


Revenue by Geography
    Americas                                $     27,193  $    25,652
    Europe, Middle East, Africa                   17,658       15,784
    Asia-Pacific                                   7,783        2,851
    ------------------------------------------------------------------
    Total                                   $     52,634  $    44,287
    ------------------------------------------------------------------

    As percentage of revenues
    Americas                                        51.7%        57.9%
    Europe, Middle East, Africa                     33.5%        35.6%
    Asia-Pacific                                    14.8%         6.4%
    ------------------------------------------------------------------
    Total                                          100.0%       100.0%
    ------------------------------------------------------------------


Allocation of Stock-Based Compensation
 Expense
    Cost of revenues - Product              $          9  $         8
    Cost of revenues - Maintenance and
     service                                           2            2
    Sales and marketing                              270          191
    Research and development                         195           63
    General and administration                       532          588
    ------------------------------------------------------------------
    Total                                   $      1,008  $       852
    ------------------------------------------------------------------

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    CONTACT: Corel Corporation
             Catherine Hughes, 613-728-0826 x1659 (Press) catherine.hughes@corel.com or
             The Blueshirt Group
             Todd Friedman, 415-217-7722 (Investor Relations) todd@blueshirtgroup.com
             Stacie Bosinoff, 415-217-7722 (Investor Relations) stacie@blueshirtgroup.com


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